As filed with the Securities and Exchange Commission on August 16, 2006.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMERICAN RAILCAR INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1481791
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
100 Clark Street
St. Charles, MO 63301
(636) 940-6000
(Address of Principal Executive Offices)
AMERICAN RAILCAR INDUSTRIES, INC. 2005 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

James J. Unger
President and Chief Executive Officer
American Railcar Industries, Inc.
100 Clark Street
St. Charles, MO 63301
(636) 940-6000
(Name and Address of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Securities To Be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock, $.01 par value	1,000,000 shares	$28.01	$28,010,000	$2,997.07
Common Stock, $.01 par value	114,286 shares	$28.01	$3,201,151	$342.52
Total:	1,114,286 shares	$28.01	$31,211,151	$3,339.59

(1) The shares being registered hereunder include (i) 1,000,000 shares that may be issued pursuant to the Registrant’s 2005 Equity Incentive Plan and (ii) 114,286 shares that were previously issued pursuant to a letter agreement dated November 18, 2005 by and between the Registrant and James J. Unger, the President and Chief Executive Officer of the Registrant, pursuant to General Instruction C of Form S-8. Such presently indeterminable number of additional shares of common stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in common stock.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c), 457(h)(1) and 457(h)(3) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Registrant’s common stock on August 11, 2006, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE
American Railcar Industries, Inc. has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register shares of its common stock, par value $0.01 per share. This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used by the Selling Shareholder named therein for reoffers and resales on a continuous or delayed basis in the future of up to 114,286 shares of common stock previously issued pursuant to a letter agreement dated November 18, 2005 by and between American Railcar Industries, Inc. and the Selling Shareholder.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I of Form S-8 to be contained in a reoffer prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8. This Registration Statement also includes a reoffer prospectus that has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reofferings and resales on a continuous or delayed basis of 114,286 shares of common stock previously issued to the Selling Shareholder named herein.

REOFFER PROSPECTUS
AMERICAN RAILCAR INDUSTRIES, INC.
114,286 Shares of Common Stock
     This reoffer prospectus relates to the resale of up to 114,286 shares of our common stock, $0.01 par value per share, which may be offered from time to time by James J. Unger (the “Selling Shareholder”), our President and Chief Executive Officer, for the Selling Shareholder’s own account. The shares of common stock covered by this reoffer prospectus were issued to the Selling Shareholder pursuant to a letter agreement dated November 18, 2005 by and between us and the Selling Shareholder.
     All of the shares of common stock offered hereunder are to be sold by the Selling Shareholder. The distribution of the common stock by the Selling Shareholder may be effected from time to time, in one or more transactions, at prices related to prevailing market prices or at negotiated prices.
     The Selling Shareholder will receive all of the proceeds from the shares of common stock sold pursuant to this reoffer prospectus and we will receive none of such proceeds. We are paying the registration expenses incurred in connection with this offering, but all selling and other expenses are to be borne by the Selling Shareholder.
     The Selling Shareholder and any agents or broker-dealers that participate with the Selling Shareholder in the distribution of the shares may be considered “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and, in that event, any commissions received by them and any profit on the resale of the shares may be considered underwriting commissions or discounts under the Securities Act.
     Our common stock is listed on the Nasdaq Global Select Market under the symbol “ARII.” On August 15, 2006, the closing sale price of our common stock was $27.98 per share.

Investing in our common stock involves risks, which are detailed from time to time in the periodic reports that we file with the Securities and Exchange Commission that we have incorporated herein by reference.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is August 16, 2006.

You should rely only on the information contained in this reoffer prospectus and the documents incorporated by reference in this reoffer prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This reoffer prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this reoffer prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this reoffer prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this reoffer prospectus and the documents incorporated or deemed to be incorporated by reference herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (as amended, the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, financial position or performance to be materially different from any future results, financial position or performance expressed or implied by such forward-looking statements. We have used the words “may,” “will,” “expect,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “projected,” “intend” and similar expressions in this reoffer prospectus and the documents incorporated or deemed to be incorporated by reference herein to identify forward-looking statements. We base forward-looking statements on our then-current views with respect to future events and financial performance. Our actual results or those of our industry could differ materially from those projected in the forward-looking statements. Our forward-looking statements are subject to risks and uncertainties, including:
•	risks associated with the storm damage and related business interruption suffered by our Marmaduke manufacturing facility, including without limitation:
•	the determination of the scope, amount and deductibles under our insurance coverage for that damage and business interruption;

•	the timing of insurance payments;

•	the risk that our rebuilding efforts, plant shut down or associated delivery delays will result in unanticipated costs that may not be covered by insurance;

•	our ability to retain tank railcar customers or orders; and

•	our ability to retain our employees for that facility;
•	risks associated with the planned construction of our new flexible railcar manufacturing plant, including without limitation:
•	construction delays;

•	unexpected costs;

•	our planned dependence on the new plant to produce railcars for which we have already accepted orders; and

•	other risks typically associated with the construction of new manufacturing facilities;
•	the cyclical nature of our business;

•	adverse economic and market conditions;

•	fluctuating costs of raw materials, including steel and railcar components, and delays in the delivery of such raw materials and components;

•	our ability to maintain relationships with our suppliers of railcar components and raw materials;

•	fluctuations in the supply of components and raw materials we use in railcar manufacturing;

•	the highly competitive nature of our industry;

•	the risk of damage to our primary railcar manufacturing facilities or equipment in Paragould or Marmaduke, Arkansas;

•	our reliance upon a small number of customers that represent a large percentage of our revenues;

•	the variable purchase patterns of our railcar customers and the timing of completion, delivery and acceptance of customer orders;

•	our dependence on our key personnel;

•	the risks of a labor shortage in light of our recent growth;

•	risks associated with the conversion of our railcar backlog into revenues;

•	the difficulties of integrating acquired businesses with our own;

•	the risk of lack of acceptance of our new railcar offerings by our customers;

•	the cost of complying with environmental laws and regulations;

•	the costs associated with being a public company;

•	our relationship with Carl C. Icahn, our principal beneficial stockholder and the chairman of our board of directors, and his affiliates as a purchaser of our products, supplier of components and services to us and as a provider of significant capital, financial and managerial support;

•	potential failure by ACF Industries LLC, an affiliate of Carl Icahn, our principal beneficial stockholder and the chairman of our board of directors, to honor its indemnification obligations to us;

•	potential risk of increased unionization of our workforce;

•	our ability to manage our pension costs;

•	potential significant warranty claims; and

•	covenants in our amended and restated revolving credit facility governing our indebtedness that limit our management’s discretion in the operation of our businesses.
Our actual results could be different from the results described in or anticipated by our forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than anticipated. Given these uncertainties, you should not rely on forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We expressly disclaim any duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this prospectus, in order to reflect changes in circumstances or expectations or the occurrence of unanticipated events except to the extent required by applicable securities laws. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “risk factors” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. We caution you that these risks may not be exhaustive. We operate in a continually changing business environment and new risks emerge from time to time.

OUR COMPANY
We are a leading North American manufacturer of covered hopper and tank railcars. We also repair and refurbish railcars, provide fleet management services and design and manufacture certain railcar and industrial components used in the production of our railcars as well as railcars and non-railcar industrial products produced by others. We provide our railcar customers with integrated solutions through a comprehensive set of high quality products and related services. Our principal executive offices are located at 100 Clark Street, Saint Charles, Missouri 63301, our telephone number is (636) 940-6000 and our internet website is located at http://www.americanrailcar.com.
USE OF PROCEEDS
All proceeds from the sale of common stock offered pursuant to this reoffer prospectus are solely for the account of the Selling Shareholder. We will not receive any proceeds from the sale of common stock by the Selling Shareholder.
SELLING SHAREHOLDER
The common stock to which this reoffer prospectus relates is being registered for possible reoffers and resales by James J. Unger, our President and Chief Executive Officer (the “Selling Shareholder”), to the extent now or hereafter permitted by the rules and regulations promulgated under the Securities Act. The Selling Shareholder may sell all, some or none of the common stock offered hereby pursuant to this reoffer prospectus. The 114,286 shares of common stock covered by this reoffer prospectus are a portion of the 285,714 shares of common stock issued to the Selling Shareholder pursuant to a letter agreement dated November 18, 2005 by and between us and the Selling Shareholder. Prior to this offering, the Selling Shareholder beneficially held 333,314 shares of our common stock in the aggregate, including 23,800 shares held by the Unger Family Limited Partnership, of which the Selling Shareholder is the general partner. Only 114,286 shares of our common stock are being offered for sale by the Selling Shareholder pursuant to this reoffer prospectus. Assuming all the shares offered hereby are sold, the Selling Shareholder will beneficially own 219,028 shares of our common stock, which represents approximately 1.03% of the total amount of our common stock outstanding, based on the 21,207,773 shares issued and outstanding as of August 10, 2006.
For more information about our relationships with the Selling Shareholder, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission (SEC) on March 28, 2006, and our Proxy Statement for our 2006 Annual Meeting of Stockholders, filed with the SEC on April 28, 2006. In particular, the “Executive Compensation—Employment Agreements” and “Certain Relationships and Related Party Transactions” sections of our Proxy Statement describe certain of our past and current relationships with the Selling Shareholder.
PLAN OF DISTRIBUTION
As used in this reoffer prospectus, “Selling Shareholder” includes the Selling Shareholder and his donees, pledgees, distributees, transferees or other successors in interest selling shares received from the Selling Shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this reoffer prospectus. A supplement to this reoffer prospectus may be filed naming that successor-in-interest prior to consummating a sale hereunder. We have been advised that the Selling Shareholder may effect sales of the shares of common stock by one or a combination of several of the following methods:
•	on the Nasdaq Global Select Market or on any other national securities exchange(s) or quotation service(s) on which our common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	privately negotiated transactions;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions or transactions in which the broker solicits purchases;

•	one or more block transactions, in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	through distributions to creditors and equity holders of the Selling Shareholder; or

•	any combination of the foregoing, or any other available means allowable under applicable law.
We will bear all costs, expenses and fees in connection with the registration and sale of the common stock covered by this reoffer prospectus, other than underwriting discounts and selling commissions. We will not receive any proceeds from the sale of the shares of our common stock covered hereby. The Selling Shareholder will bear all commissions and discounts, if any, attributable to sales of the shares. The Selling Shareholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.
The Selling Shareholder may sell the shares covered by this reoffer prospectus from time to time, and may also decide not to sell all or any of the shares the Selling Shareholder is allowed to sell under this reoffer prospectus. The Selling Shareholder will act independently of us in making decisions regarding the timing, manner and size of any sale of the shares covered by this reoffer prospectus. The Selling Shareholder may effect sales by selling the shares directly to purchasers in individually negotiated transactions, or to or through broker-dealers, which may act as agents or principals. The Selling Shareholder may sell shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholder. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in the resales.

Certain of the broker-dealers or agents or other persons engaged by the Selling Shareholder may also be engaged in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
In connection with sales of our common stock covered hereby, the Selling Shareholder and any broker-dealers or agents and any other participating broker-dealers who execute sales for the Selling Shareholder may be deemed to be “underwriters” within the meaning of the Securities Act. Accordingly, any profits realized by the Selling Shareholder and any compensation earned by such broker-dealers or agents may be deemed to be underwriting discounts and commissions. Because the Selling Shareholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Shareholder will be subject to the reoffer prospectus delivery requirements of that act. We will make copies of this reoffer prospectus (as it may be amended or supplemented from time to time) available to the Selling Shareholder for the purpose of satisfying the reoffer prospectus delivery requirements.
In addition, any shares of the Selling Shareholder covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this reoffer prospectus.
The Selling Shareholder will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the shares of our common stock by the Selling Shareholder. These restrictions may affect the marketability of such shares.
In order to comply with applicable securities laws of some states, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.
To the extent necessary, we may amend or supplement this reoffer prospectus from time to time to describe a specific plan of distribution.
We have agreed with the Selling Shareholder to use commercially reasonable efforts to keep the registration statement of which this reoffer prospectus constitutes a part effective until the earlier of (x) January 19, 2007 or (y) such time as all of the shares covered by this reoffer prospectus have been sold pursuant to such registration statement.
The amount of securities to be reoffered or resold by means of this reoffer prospectus by the Selling Shareholder, and any other person with whom he is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.
Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of our common stock may be limited in its ability to engage in market activities with respect to such common stock. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, which may limit the timing of purchases and sales of our common stock by the Selling Shareholder. We cannot assure you that the Selling Shareholder will sell any or all of his shares of common stock offered hereunder.

LEGAL MATTERS
The validity of the securities offered hereby is being passed upon for us by our counsel, Brown Rudnick Berlack Israels llp, Boston, Massachusetts.
EXPERTS
The consolidated financial statements of American Railcar Industries, Inc. and subsidiaries as of December 31, 2005 and 2004 and for the periods then ended, appearing in American Railcar Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Grant Thornton LLP, our independent registered public accounting firm, as set forth in its report thereon dated March 10, 2006, except note 19, as to which the date is March 24, 2006, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of American Railcar Industries, Inc. for the year ended December 31, 2003, appearing in American Railcar Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by KPMG LLP (KPMG), our former independent registered public accounting firm, as set forth in its report thereon dated April 23, 2004, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
KPMG’s report on our consolidated financial statements for the period ended December 31, 2003 contained no adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to uncertainty, audit scope or accounting principles. On August 11, 2004, we terminated KPMG. In connection with its audit of our financial statements for the year ended December 31, 2003, and through August 11, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its report on such statements for such period.
Following KPMG’s termination, we engaged Grant Thornton as our independent certified public accountants effective August 12, 2004. The decision to hire Grant Thornton was unanimously approved by our board of directors. We did not consult with Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or a disagreement with KPMG and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act during this time frame. Grant Thornton has been given access to prior years work papers by KPMG without limitation in accordance with Statement on Auditing Standard No. 84, Communications Between Predecessor and Successor Auditors.
WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, Room 1580. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our common stock is listed on the Nasdaq Global Select Market, and you may inspect our SEC filings at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.
We have filed with the SEC a registration statement on Form S-8 relating to the securities covered by this reoffer prospectus. This reoffer prospectus is a part of the registration statement and, as permitted by SEC rules, does not contain all the information included in the registration statement. You should refer to the registration statement and the exhibits and schedules thereto for more information about us and our common stock. The registration statement, exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site. In addition, we post the periodic reports that we file with the SEC on our website at http://www.americanrailcar.com. You may also obtain a copy of these filings, at no cost, by writing to or telephoning us at: American Railcar Industries, Inc., 100 Clark Street, St. Charles, MO 63301, Attention: Investor Relations; telephone number (636) 940-6000.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to previously filed documents. We incorporate by reference into this reoffer prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 28, 2006, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our Annual Meeting of Stockholders held on June 8, 2006.

(2)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, filed on May 15, 2006.

(3)	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed on August 11, 2006.

(4)	Our Current Reports on Form 8-K filed on March 28, 2006, April 5, 2006, April 6, 2006, April 21, 2006 and August 11, 2006.

(5)	The description of our common stock contained in our Registration Statement on Form 8-A filed on January 13, 2006, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated by reference in this reoffer prospectus and to be a part hereof from the date of the filing of such document. Any statement in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this reoffer prospectus or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.
We will provide without charge to each person to whom this reoffer prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this reoffer prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated by reference into this Registration Statement:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed by the Registrant on March 28, 2006.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, filed by the Registrant on May 15, 2006.

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed by the Registrant on August 11, 2006.

(4)	The Registrant’s Current Reports on Form 8-K filed by the Registrant on March 28, 2006, April 5, 2006, April 6, 2006, April 21, 2006 and August 11, 2006.

(5)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on January 13, 2006, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Any statement in a document all or a portion of which is incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
Sections 145(a) and (b) of The Delaware General Corporation Law, or the DGCL, provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.
Section 145(c) of the DGCL provides that, to the extent a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b) of the DGCL, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.
The Registrant’s bylaws generally provide that the corporation shall indemnify each person (other than a party plaintiff suing on his or her own behalf or in the right of the corporation) who at any time is serving or has served as a director or officer of the corporation against any claim, liability or expense incurred as a result of such service (or as a result of any other service on behalf of or at the request of the corporation) to the maximum extent permitted by law. This indemnification includes, but is not limited to, indemnification of any such person (other than a party plaintiff suing on his or her behalf or in the right of the corporation), who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (including, but not limited to, an action by or in the right of the corporation) by reason of such service against expenses (including, without limitation, costs of investigation and attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.
The Registrant’s bylaws further generally provide that the corporation may indemnify any person (other than a party plaintiff suing on his or her own behalf or in the right of the corporation) who at any time is serving or has served as an employee or agent of the corporation against any claim, liability or expense incurred as a result of such service (or as a result of any other service on behalf of or at the request of the corporation) to the maximum extent permitted by law or to such lesser extent as the corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the corporation may indemnify any such person (other than a party plaintiff suing on his or her own behalf or in the right of the corporation), who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (including, but not limited to, an action by or in the right of the corporation) by reason of such service, against expenses (including, without limitation, costs of investigation and attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.
The Registrant’s bylaws also provide that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against liability under the indemnification provisions of the corporation’s bylaws. The corporation has obtained director and officer liability insurance.
The foregoing represents a summary of the general effect of the indemnification and insurance provisions of the DGCL, the certificate of incorporation, the bylaws and such agreements. Additional information regarding indemnification of directors and officers can be found in Section 145 of the DGCL, the certificate of incorporation and the bylaws.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7. Exemption from Registration Claimed.
The shares of common stock being offered under the reoffer prospectus included in this Registration Statement were issued pursuant to a November 18, 2005 letter agreement between the Registrant and James J. Unger, the President and Chief Executive Officer of the Registrant, as consideration for Mr. Unger’s past and continued services to the Registrant. The issuance of such shares was exempt from registration under the Securities Act in reliance upon Rule 701 thereunder.
Item 8. Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of reoffer prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
        Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and
       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
       (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
       The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on August 16, 2006.

AMERICAN RAILCAR INDUSTRIES, INC.
By:	/s/ James J. Unger
James J. Unger,
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ James J. Unger James J. Unger	President and Chief Executive Officer (Principal Executive Officer) and Director	August 16, 2006
/s/ William P. Benac William P. Benac	Chief Financial Officer (Principal Financial Officer)	August 16, 2006
/s/ Michael E. Vaughn Michael E. Vaughn	Controller (Principal Accounting Officer)	August 16, 2006
/s/ Vincent J. Intrieri Vincent J. Intrieri	Director	August 16, 2006
/s/ Jon F. Weber Jon F. Weber	Director	August 16, 2006
/s/ Keith Meister Keith Meister	Director	August 16, 2006
/s/ James M. Laisure James M. Laisure	Director	August 16, 2006
/s/ James C. Pontious James C. Pontious	Director	August 16, 2006

AMERICAN RAILCAR INDUSTRIES, INC.
INDEX TO EXHIBITS

Exhibit	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-130284) filed with the Commission on December 13, 2005).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-130284) filed with the Commission on December 13, 2005).

4.3	Specimen certificate for shares of the Registrant’s Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-130284) filed with the Commission on December 13, 2005).

5.1	Opinion of Brown Rudnick Berlack Israels LLP.*

23.1	Consent of Brown Rudnick Berlack Israels LLP (contained in Exhibit 5.1).*

23.2	Consent of Grant Thornton LLP.*

23.3	Consent of KPMG LLP.*

99.1	American Railcar Industries, Inc. 2005 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.36 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission on May 15, 2006).

99.2	Form of Option Award Agreement, as amended, under American Railcar Industries, Inc. 2005 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission on May 15, 2006).

99.3	Letter Agreement dated November 18, 2005 by and between the Registrant and James J. Unger (incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-1 (File No. 333-130284) filed with the Commission on December 13, 2005).
* Filed herewith